Independent Auditors’ Report

To the shareholders of Educational Training Institute, Inc.
New York, New York

We have audited the accompanying balance sheet of Educational Training Institute, Inc. as of November 30, 2010, and the related statements of income, shareholders’ deficit, and cash flows for the eleven months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Educational Training Institute, Inc as of November 30, 2010, and the results of its operations and its cash flows for the eleven months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ RAICH ENDE MALTER & CO. LLP
RAICH ENDE MALTER & CO. LLP
New York, New York
February 15, 2011

EDUCATIONAL TRAINING INSTITUTE, INC.

Balance Sheet
November 30, 2010

ASSETS
Current Assets
Cash	$3,697
Accounts receivable, net of allowance for uncollectable accounts of $839	124,900
Prepaid expenses	6,088
134,685

Fixed Assets
Machinery and equipment	17,690
Leasehold improvements	6,912
24,602
Accumulated depreciation and amortization	(17,828)
6,774

Other Non-Current Assets
Security deposits	8,600

$150,059

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Bank line of credit	$16,543
Accounts payable and accrued expenses	71,484
Related party payable	120,025
Deferred revenue	71,654
279,706

Shareholders' Deficit
Common stock - no par value; 200 shares authorized; 100 shares issued and outstanding	2,500
Accumulated deficit	(132,147)
(129,647)

$150,059

See notes to financial statements

EDUCATIONAL TRAINING INSTITUTE, INC.

Statement of Income
Eleven months ended November 30, 2010

Revenues, net
Tuition and student fees	$227,758
Management fees - related parties	795,926
1,023,684

Operating Costs and Expenses
Student instructional costs	85,629
Recruitment costs	2,770
Occupancy costs	71,533
General and administrative expenses	599,878
Depreciation and amortization	669
760,479

Income from Operations	263,205

Interest Expense, net	(3,323)

Net Income	$259,882

See notes to financial statements

EDUCATIONAL TRAINING INSTITUTE, INC.

Statement of Shareholders' Deficit
Eleven months ended November 30, 2010

				Total
	Common Stock		Accumulated	Shareholders'
	Shares	Amount	(Deficit)	(Deficit)

Balance - December 31, 2009	100	$2,500	$(218,841)	$(216,341)

Net income	-	-	259,882	259,882

Distributions	-	-	(173,188)	(173,188)

Balance - November 30, 2010	100	$2,500	$(132,147)	$(129,647)

See notes to financial statements

EDUCATIONAL TRAINING INSTITUTE, INC.

Statement of Cash Flows
Eleven months ended November 30, 2010

Cash Flows Provided by Operating Activities
Net income	$259,882
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	669
Provision for bad debts	476
(Increase) decrease in:
Accounts receivable	(89,459)
Prepaid expenses	(2,294)
Increase (decrease) in:
Accounts payable and accrued expenses	(103,648)
Deferred revenue	27,979
Net cash provided by operating activities	93,605

Cash Flows Provided By (Used In) Financing Activities
Repayment of bank loan	(9,913)
Receipts from related parties	92,125
Distributions to shareholders	(173,188)
Net cash (used in) financing activities	(90,976)

Net Increase In Cash	2,629

Cash - beginning of period	1,068

Cash - end of period	$3,697

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$3,323
Taxes	$24,731

See notes to financial statements

EDUCATIONAL TRAINING INSTITUTE, INC.

Notes to Financial Statements
November 30, 2010

 1 -   ORGANIZATION  AND NATURE OF BUSINESS

Educational Training Institute Inc. (“Company”) was incorporated in the state of New York on December 28, 1992 and has its corporate offices located in New York City, NY.  The Company provides vocational education and training programs to students under funded programs by various school districts at various training sites located in New York State.  The Company also provides Job Readiness and Direct Placement Services under a New York State contract.

2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity.  These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

a. Cash and Cash Equivalents - The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents.  Accounts at banking institutions may at times exceed federally insured limits.  As of November 30, 2010, the Company had no balances over such limits.

b. Revenue Recognition - The Company derives its revenue substantially from tuition charged for courses. Deferred revenue is recorded for the undelivered portion of billed tuition.  Tuition billed to students is recognized as revenue ratably on a straight line basis over the schedule of classroom attendance.

c. Accounts Receivable – Accounts receivable are recorded net of an allowance for uncollectible amounts.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs and collections as well as current conditions.  As of November 30, 2010, the Company recorded an allowance of $839.

d. Fixed Assets - Fixed assets are carried at cost.  Depreciation of machinery and equipment is calculated using the straight line method over the estimated useful lives of the related assets of five years. Leasehold improvements are amortized using the straight line method over the term of the lease or the estimated useful life, if shorter.  Expenditures for repairs and maintenance are charged to expense as incurred.

e. Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, useful lives for depreciation and amortization and future cash flows associated with impairment testing for long-lived assets.

f. Fair Value of Financial Instruments - The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and deferred revenue, which approximate fair value because of their short maturities.

g. Income Taxes - The Company has elected to be taxed as a Subchapter S Corporation for income tax purposes.  Accordingly, the Company’s shareholders are responsible for Federal and state income taxes on their proportionate share of the Company’s income.  The Company is responsible for New York City income taxes.

ASC 740 “Income Taxes” (“ASC 740”) (formerly known as FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109”) requires management to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement which could result in the Company recording a tax liability that would reduce the Company’s net assets.

Beginning with the 2009 annual financial statements, the Company adopted ASC 740.  Based on its continued analysis, management has determined that the application of ASC 740 did not result in a material impact to the accompanying financial statements.  The Company is subject to examination by U.S. federal and state authorities for returns filed for the three most recent years.  As of November 30, 2010, the Company did not have any unrecognized tax benefits and does not expect this to change significantly over the next 12 months.

h. Advertising - The Company expenses advertising costs as incurred.  Advertising expense for the eleven month period ended November 30, 2010 was $2,770.

3 – BANK LINE OF CREDIT

The Company has an unsecured credit line facility with a financial institution, which provides for advances to be made not to exceed $25,000.  Borrowings under the credit line bear interest at a rate of 10.75% per annum.  The outstanding balance of the credit line, including interest, at November 30, 2010 was $16,543.

4 – RELATED PARTY TRANSACTIONS

The Company charges management fees to two limited liability companies that are operated and controlled by the same individuals who own stock in the Company.  During the eleven month period ended November 30, 2010, management fees in the aggregate amount of $795,926 were charged to these related entities.

In addition, related party payable includes $50,025 of interest free borrowings from one of these limited liability companies with no stipulated repayment terms.

Also included in related party payable is $70,000 of interest free borrowings which are due on demand and payable to Educational Investors, Inc., a subsidiary of Oak Tree Educational Partners, Inc., see Note 6.

5 – COMMITMENTS AND CONTINGENCIES

Leases

During the period ended November 30, 2010, the Company conducted its operations from various locations in New York State under various written and verbal leases. The Company was responsible for maintenance, insurance and other occupancy expenses.

The minimum annual payments under written lease obligations are as follows for the years ending December 31:

Lease Commitments
2011	$50,520
2012	49,980
2013	49,980
2014	16,660
Total	$167,140

Rent expense for the eleven months ended November 30, 2010 was $68,213.

6 – CONCENTRATIONS

As of November 30, 2010, two customers accounted for 100% of the Company’s accounts receivable. For the eleven month period ended November 30, 2010, four customers accounted for approximately 91% of tuition and student fees.

7 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through February 15, 2011, the date the financial statements were available to be issued.

On December 1, 2010, the Company consummated a transaction effective November 30, 2010, whereby the Company became a wholly-owned subsidiary of Oak Tree Educational Partners, Inc. (“OTEP”).